 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): June 12, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
As previously disclosed by Amyris, Inc. (the “Company”) in its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020, on May 7, 2020, the Company received a $10 million loan pursuant to a promissory note issued by the Company under the Paycheck Protection Program (the “PPP Loan”) established by the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).
The Company applied for the PPP Loan in good faith and met the regulatory requirements applicable at the time of its application. Upon receipt of the PPP Loan, the Company applied the funds to payroll and building rent expenses. Following the recent completion of a private placement of its securities (as reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on June 4, 2020 and June 10, 2020), the Company voluntarily repaid the PPP Loan in full, including applicable interest, on June 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 18, 2020	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer